Exhibit 10.13
OMNIBUS AMENDMENT AGREEMENT, LIMITED CONSENT AND WAIVER
     THIS OMNIBUS AMENDMENT AGREEMENT, LIMITED CONSENT AND WAIVER (this “Amendment”) is made and entered into as of October 28, 2010, by and between SWISHER INTERNATIONAL, INC., a Nevada corporation (“Swisher”), HB SERVICE, LLC, a Delaware limited liability company (“HB Service”), WELLS FARGO BANK, NATIONAL ASSOCIATION (as successor by merger to Wachovia Bank, National Association) (the “Bank”) and the other Persons party hereto.
BACKGROUND STATEMENT
     A. Swisher and the Bank are parties to a Credit Agreement, dated as of November 14, 2005, as amended by that certain First Amendment to Credit Agreement dated as of April 26, 2006, by that certain Second Amendment and Waiver to Credit Agreement dated as of September 8, 2006, by that certain Third Amendment and Waiver to Credit Agreement dated as of March 21, 2008, by that certain Fourth Amendment and Waiver to Credit Agreement dated as of June 25, 2008, by that certain Fifth Amendment and Waiver to Credit Agreement dated as of June 30, 2009, by that certain Sixth Amendment to Credit Agreement, dated as of November 18, 2009, and by that certain Omnibus Amendment Agreement, Limited Consent and Waiver, dated as of August 13, 2010 (the “Swisher Credit Agreement”), pursuant to which the Bank has made available to Swisher a revolving credit facility in the aggregate principal amount of $10,000,000. As of the date hereof, the current outstanding principal amount of the loans outstanding under the Swisher Credit Agreement is $10,000,000, and pursuant to the terms of the Swisher Credit Agreement, the current Applicable Margin (as defined in the Swisher Credit Agreement) is 2.85%. The obligations of Swisher under the Swisher Credit Agreement have been guaranteed by (i) the Subsidiary Guarantors (as defined in the Swisher Credit Agreement) pursuant to the Guaranty (as defined in the Swisher Credit Agreement), (ii) HB Service and its subsidiaries pursuant to the HB Service Guaranty (as defined in the Swisher Credit Agreement) and (iii) H. Wayne Huizenga (“Huizenga”) pursuant to the guaranty agreement made by Huizenga in favor of the Bank, dated as of June 25, 2008 (as amended from time to time, the “Huizenga Swisher Guaranty”), subject to the terms and conditions therein. The obligations of Swisher under the Swisher Credit Agreement have been secured by a lien on the assets of Swisher and the Subsidiary Guarantors and HB Service and it subsidiaries pursuant to the terms of the Security Agreement and the HB Service Security Agreement (each as defined in the Swisher Credit Agreement), respectively.
     B. HB Service and the Bank are parties to a Credit Agreement, dated as of June 25, 2008, as amended by that certain First Amendment and Waiver to Credit Agreement dated as of June 30, 2009, by that certain Second Amendment to Credit Agreement dated as of November 18, 2009, and by that certain Omnibus Amendment Agreement, Limited Consent and Waiver, dated as of August 13, 2010 (the “HB Service Credit Agreement”), pursuant to which the Bank has made available to HB Service a revolving credit facility in the aggregate principal amount of $15,000,000. As of the date hereof, the current outstanding principal amount of the loans outstanding under the HB Service Credit Agreement is $15,000,000, and pursuant to the terms of the HB Service Credit Agreement, the current Applicable Margin (as defined in the HB Service Credit Agreement) as of the date hereof is 1.50%. The obligations of HB Service under the HB

Service Credit Agreement have been guaranteed by Huizenga pursuant to the guaranty agreement made by Huizenga in favor of the Bank, dated as of June 25, 2008 (as amended from time to time, the “Huizenga HB Service Guaranty”).
     C. Swisher has notified the Bank that it desires to effectuate a transaction, pursuant to which, Swisher will merge with and into Coolbrands International (Nevada), Inc. (“Merger Sub”), a Nevada corporation and a wholly owned subsidiary of Coolbrands International, Inc., a corporation incorporated under the laws of Canada, which prior to such merger, will undergo a transaction pursuant to which it will be converted into a corporation organized under the laws of Delaware and will change its name to Swisher Hygiene, Inc. (such entity, “Swisher Hygiene”, and such transaction, the “Proposed Transaction”). Following the Proposed Transaction, Swisher will be a wholly owned subsidiary of Swisher Hygiene.
     D. The consummation of the Proposed Transaction would violate the terms of the Swisher Credit Agreement, and therefore Swisher has requested that the Bank give its consent to the Proposed Transaction prior to the consummation thereof and to make certain amendments to the HB Service Credit Agreement and the Swisher Credit Agreement in connection therewith.
     E. Swisher is currently in default under the Swisher Credit Agreement as a result of the Events of Default set forth on Exhibit A hereto which have occurred and are continuing as of the date hereof (collectively, the “Swisher Specified Events of Default”). Swisher has requested that the Bank waive the Swisher Specified Events of Default.
     F. HB Service is currently in default under the HB Service Credit Agreement as a result of the Events of Default set forth on Exhibit B hereto which have occurred and are continuing as of the date hereof (collectively, the “HB Service Specified Events of Default”). HB Service has requested that the Bank waive the HB Service Specified Events of Default.
     G. The Bank has agreed to consent to the Proposed Transaction, to amend the HB Service Credit Agreement and the Swisher Credit Agreement, and to waive the HB Service Specified Events of Default and the Swisher Events of Default, as requested by Swisher and HB Service, on the terms and subject to the conditions set forth herein.
STATEMENT OF AGREEMENT
     NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE I
LIMITED CONSENT
     The Bank hereby offers its limited consent to the Proposed Transaction, provided that:
          (a) the Proposed Transaction shall have been consummated no later than 90 days after the date hereof;

          (b) the Proposed Transaction shall have been consummated pursuant to the terms of the Agreement and Plan of Merger, dated as of August 17, 2010, as in effect on the date hereof (the “Coolbrands Merger Agreement”) and the closing conditions set forth in Article VII of the Coolbrands Merger Agreement shall have been satisfied;
          (c) Immediately following the consummation of the Proposed Transaction, Huizenga and Steve Berrard shall have appointed 5 of the 8 directors of Swisher Hygiene (two of which shall be Huizenga and Steve Berrard, individually); and
          (d) Swisher shall have provided evidence to the Bank that, (i) prior to the closing of the Proposed Transaction, Swisher Hygiene shall have converted into a corporation incorporated under the laws of Delaware, and (ii) as of the closing of the Proposed Transaction, Swisher Hygiene shall have a minimum of $55,000,000 (or the equivalent thereof in Canadian dollars) in unrestricted cash, cash equivalents and short term investments.
In connection with such limited consent granted by the Bank herein, the Bank shall deliver a separate letter to Swisher and HB Service, confirming its limited consent to the Proposed Transaction subject to the conditions set forth above (the “Confirmation Letter”). Each party hereto agrees that such Confirmation Letter is being provided at the request of Swisher and HB Service to evidence the satisfaction of a condition precedent to closing the Proposed Transaction, and shall not affect the rights, obligations, agreements and acknowledgements in this Amendment of the parties hereto.
ARTICLE II
AMENDMENTS TO SWISHER CREDIT AGREEMENT
     2.1 Amendments to Section 1.1 (Defined Terms) of the Swisher Credit Agreement.
          (a) The definition of “Revolving Credit Termination Date” is hereby deleted in its entirety and replaced with the following:
“Revolving Credit Termination Date” shall mean the date of the earliest to occur of the following: (i) February 28, 2011; (ii) the date on which the Bank makes demand for payment of the Revolving Loans in accordance with Article VIII; (iii) such date of termination as is mutually agreed upon by the Bank and the Borrower; and (iv) the date after all Obligations have been paid in full and the Bank is no longer obligated to make Revolving Loans hereunder.
          (b) The following defined terms are hereby added to Section 1.1 in appropriate alphabetical order:
“Coolbrands Merger” means the proposed transaction pursuant to which the Borrower will merge with and into Coolbrands International (Nevada), Inc., a Nevada corporation and wholly owned subsidiary of Swisher Hygiene, with the Borrower as the surviving company, and that is consummated in accordance with the terms of the Amendment Agreement, Limited Consent and Waiver, dated as of October 28, 2010, by and among the Borrower, HB Service, the Bank and certain other Persons party thereto.
“Swisher Hygiene” means Swisher Hygiene, Inc., a Delaware corporation, formerly known as Coolbrands International, Inc., a corporation incorporated under the laws of Canada.
     2.2 Amendments to Section 8.1 (Events of Default) of the Swisher Credit Agreement. Section 8.1(p) of the Swisher Credit Agreement is hereby deleted in its entirety and replaced with the following:
(q) (i) Prior to the consummation of the Coolbrands Merger, Steve Berrard and Wayne Huizenga cease collectively to own, either directly or indirectly, on a fully diluted basis (x) a majority of the Capital Stock entitled to vote in the election of directors of the Borrower, or (y) a majority of Capital Stock entitled to share in the profits of the Borrower generally, and following the consummation of the Coolbrands Merger, the Borrower shall cease to be a wholly owned Subsidiary of Swisher Hygiene, or (ii) at any time HB Service shall cease to be a wholly owned subsidiary of the Borrower.
ARTICLE III
AMENDMENTS TO HB SERVICE CREDIT AGREEMENT
     3.1 Amendments to Section 1.1 (Defined Terms) of the HB Service Credit Agreement.
          (a) The definition of “Revolving Credit Termination Date” is hereby deleted in its entirety and replaced with the following:
“Revolving Credit Termination Date” shall mean the date of the earliest to occur of the following: (i) February 28, 2011; (ii) the date on which the Bank makes demand for payment of the Revolving Loans in accordance with Article VIII; (iii) such date of termination as is mutually agreed upon by the Bank and the Borrower; and (iv) the date after all Obligations have been paid in full and the Bank is no longer obligated to make Revolving Loans hereunder.

ARTICLE IV
WAIVER
     Based upon the representations and warranties contained herein, the Bank hereby waives each of the HB Service Specified Events of Default and the Swisher Specified Events of Default and any remedy the Bank would be entitled to as a result thereof. This waiver is limited as specified and shall not constitute or be deemed to constitute an amendment, modification or waiver of any provision of the HB Service Credit Agreement or the Swisher Credit Agreement or a waiver of any Default or Event of Default (as defined in each of the HB Service Credit Agreement and the Swisher Credit Agreement) except as expressly set forth herein with respect to the HB Service Specified Events of Default and the Swisher Specified Events of Default.
ARTICLE V
REPRESENTATIONS AND WARRANTIES
Each of Swisher and HB Service hereby represents and warrants that:
     5.1 Representations in Credit Agreement. The representations and warranties of Swisher set forth in the Swisher Credit Agreement and of HB Service set forth in the HB Service Credit Agreement are true and correct in all material respects as of the date hereof, except to the extent such representations and warranties relate solely to or are specifically expressed as of a particular date or period.
     5.2 Compliance with Credit Agreement. After giving effect to this Amendment, each of HB Service and Swisher is in compliance with all covenants, terms and provisions set forth in the HB Service Credit Agreement and the Swisher Credit Agreement, respectively, to be observed or performed by it.
     5.3 Due Authorization. This Amendment has been duly authorized, validly executed and delivered by one or more authorized officers of Swisher, HB Service and each of their respective subsidiaries and each of this Amendment, the HB Service Credit Agreement and the Swisher Credit Agreement, constitutes the legal, valid and binding obligation of HB Service and Swisher, to the extent each is a party thereto, enforceable against it in accordance with its terms and each of the other Credit Documents (as defined in each of the HB Service Credit Agreement and the Swisher Credit Agreement) constitutes the legal, valid and binding obligation of Swisher, HB Service, and each of their respective Subsidiaries, to the extent party thereto, enforceable against each such party in accordance with its terms.
     5.4 No Event of Default. No Default or Event of Default under the HB Service Credit Agreement or the Swisher Credit Agreement has occurred or is continuing (after giving effect to this Amendment).
     5.5 Continuing Security Interests. All obligations of Swisher, the Subsidiary Guarantors and HB Service and its Subsidiaries under the Swisher Credit Agreement and the other Credit Documents (as defined in the Swisher Credit Agreement) continue to be or will be secured by the Bank’s security interests in all of the collateral granted under the Swisher Credit Agreement and the Security Documents (as defined in the Swisher Credit Agreement), and nothing herein will affect the validity, enforceability, perfection or priority of such security interests.
     5.6 No Defenses. Neither Swisher nor HB Service has any right of setoff, counterclaim, or defense to payment of its respective liabilities or obligations under the Swisher Credit Agreement or HB Service Credit Agreement, respectively. The Bank hereby expressly reserves all rights and remedies it may have against Swisher, HB Service and all other Persons (as defined in both the Swisher Credit Agreement and the HB Service Credit Agreement) who may be or may hereafter become secondarily liable for the repayment of the obligations thereunder.
ARTICLE VI
COVENANTS
     6.1 Further Assurances. Following the consummation of the Proposed Transaction, each Amendment Party (as defined below) hereby agrees to make, execute, endorse, acknowledge and deliver any amendments, modifications or supplements hereto and restatements hereof and any other agreements, instruments or documents, and take any and all such other actions as reasonably requested by the Bank to demonstrate or reaffirm its obligations under the Loan Documents (as defined in the Swisher Credit Agreement and the HB Service Credit Agreement) in connection with the consummation of the Proposed Transaction.
     6.2 Guaranty of Swisher Hygiene. Within 15 Business Days (as defined in the Swisher Credit Agreement) of the consummation of the Proposed Transaction, Swisher Hygiene shall deliver to the Bank:
          (a) (i) a guaranty agreement, pursuant to which it has guaranteed the obligations of Swisher under the Swisher Credit Agreement, (ii) a pledge and security agreement, pursuant to which it has granted a security interest in favor of the Bank in all of its assets to secure its obligations under the guaranty described in clause (i) above, (iii) a guaranty agreement, pursuant to which it has guaranteed the obligations of HB Service under the HB Service Credit Agreement, and (iv) such other documents, certificates and instruments reasonably requested by the Bank in connection therewith, in each case in form and substance reasonably acceptable to the Bank; and
          (b) resolutions of the board of directors (or other similar governing body) of Swisher Hygiene, in form and substance reasonably acceptable to the Bank, authorizing the execution and delivery of this documents listed in clause (a) above.
     6.3 Failure to Comply. The failure of HB Service or Swisher or any other Amendment Party to comply with the covenants set forth in this Article VI shall constitute an Event of Default under, and as defined in, each of the HB Service Credit Agreement and the Swisher Credit Agreement.

ARTICLE VII
CONDITIONS TO EFFECTIVENESS
     This Amendment shall become effective as of the date hereof upon the satisfaction of each of the following conditions precedent:
     (a) The Bank shall have received a duly executed counterpart of this Amendment from each of Swisher, the Subsidiary Guarantors (as defined in the Swisher Credit Agreement), HB Service and each of its subsidiaries and Huizenga (collectively, the “Amendment Parties”);
     (b) The Bank shall have received resolutions of the board of directors (or other similar governing body) of each of Swisher and HB Service, in form and substance reasonably acceptable to the Bank, authorizing the execution and delivery of this Amendment;
     (c) Swisher shall have paid to the Bank a non-refundable amendment fee of $10,000;
     (d) Swisher and HB Service shall have paid all reasonable out-of-pocket costs and expenses of the Bank in connection with the preparation, negotiation, execution and delivery of this Amendment (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Bank with respect thereto); and
     (e) The Bank shall have received such other documents, certificates, opinions, instruments and other evidence as the Bank may reasonably request, all in a form and substance satisfactory to the Bank and its counsel.
ARTICLE VIII
ACKNOWLEDGEMENTS; REPRESENTATIONS
     8.1 Amendment Parties. Each of the Amendment Parties hereby approves and consents to the transactions contemplated by this Amendment and the Proposed Transaction, confirms and agrees that, after giving effect to this Amendment, each of the Swisher Credit Agreement, the HB Service Credit Agreement and the other Credit Documents (as defined in each of the Swisher Credit Agreement and the HB Service Credit Agreement) to which it is a party, remains in full force and effect and enforceable against it in accordance with its terms and shall not be discharged, diminished, limited or otherwise affected in any respect, and represents and warrants to the Bank that it has no knowledge of any claims, counterclaims, offsets, or defenses to or with respect to its obligations under the Credit Documents (as defined in each of the Swisher Credit Agreement and the HB Service Credit Agreement), or if it has any such claims, counterclaims, offsets, or defenses to such Credit Documents or any transaction related to such Credit Documents, the same are hereby waived, relinquished, and released in consideration of the execution of this Amendment. Furthermore, each of Amendment Parties acknowledges and agrees that its obligations under the Credit Documents (as defined in each of the Swisher Credit Agreement and the HB Service Credit Agreement) shall not be discharged, limited or otherwise affected by reason of the Bank’s actions with respect to any other Amendment Party, or with respect to, or in adding or releasing, any other guarantor of the obligations of Swisher under the Swisher Credit Agreement or HB Service under the HB Service Credit Agreement, in each case without the necessity of giving notice to or obtaining the consent of the Guarantor. Without limiting the generality of the foregoing, Huizenga hereby specifically reaffirms all of his obligations and covenants under each of the Swisher Huizenga Guaranty and the HB Service Huizenga Guaranty and agrees that none of such obligations and covenants shall be affected by the execution and delivery of this Amendment and the consummation of the Proposed Transaction. The acknowledgements and confirmations by each of the Amendment Parties herein is made and delivered to induce the Bank to enter into this Amendment and continue to extend credit to Swisher, HB Service and the other Amendment Parties, and each of the Amendment Parties acknowledges that the Bank would not enter into this Amendment and continue to extend such credit in the absence of the acknowledgement and confirmation contained herein.
     8.2 Swisher Guarantors. Each of the Subsidiary Guarantors, HB Service and each of its Subsidiaries and H. Wayne Huizenga (collectively, the “Swisher Guarantors”) further represents that it has knowledge of Swisher’s, HB Service’s and the other Amendment Parties’ financial condition and affairs and that it has adequate means to obtain from Swisher, HB Service and the other Amendment Parties on an ongoing basis information relating thereto and to Swisher’s, HB Service’s and the other Amendment Parties’ ability to pay and perform their respective obligations under the Credit Documents (as defined in each of the Swisher Credit Agreement and the HB Service Credit Agreement), and agrees to assume the responsibility for keeping, and to keep, so informed for so long as the guaranty of each such Swisher Guarantor remains in effect. Each Swisher Guarantor agrees that the Bank shall have no obligation to investigate the financial condition or affairs of Swisher, HB Service or any of the Amendment Parties for the benefit of any Swisher Guarantor nor to advise any Swisher Guarantor of any fact respecting, or any change in, the financial condition or affairs of Swisher, HB Service or any of the Amendment Parties that might become known to the Bank at any time, whether or not the Bank knows or believes or has reason to know or believe that any such fact or change is unknown to any Swisher Guarantor, or might (or does) materially increase the risk of any Swisher Guarantor as guarantor, or might (or would) affect the willingness of any Swisher Guarantor to continue as a guarantor of the obligations of Swisher or HB Service, as the case may be, under the Credit Documents (as defined in each of the Swisher Credit Agreement and the HB Service Credit Agreement). These representations and agreements by each of the Swisher Guarantors are made and delivered to induce the Bank to enter into this Amendment and continue to extend credit to Swisher, HB Service and the other Amendment Parties under the Credit Documents (as defined in each of the Swisher Credit Agreement and the HB Service Credit Agreement), and each of the Swisher Guarantors acknowledges that the Bank would not enter into this Amendment and continue to extend such credit in the absence of the representations and agreements contained herein.
ARTICLE IX
GENERAL
     9.1 Full Force and Effect. This Amendment is limited as specified and, except as specifically set forth herein, shall not constitute a modification, acceptance or waiver of any other provision of any of the Credit Documents (as defined in each of the Swisher Credit

Agreement and the HB Service Credit Agreement). Each of the Swisher Credit Agreement and the HB Service Credit Agreement, as amended by the amendments set forth herein, shall continue to be in full force and effect in accordance with the provisions thereof after giving effect to such amendments. Any reference to the Swisher Credit Agreement in any of the Security Documents or other Credit Documents (each as defined in the Swisher Credit Agreement) shall mean the Swisher Credit Agreement as amended by the Amendment and as may be further amended, modified, restated, or supplemented from time to time. Any reference to the HB Service Credit Agreement in any of the Credit Documents (as defined in the HB Service Credit Agreement) shall mean the HB Service Credit Agreement as amended by the Amendment and as may be further amended, modified, restated, or supplemented from time to time. This Amendment shall be a Credit Document under (and as defined in) each of the Swisher Credit Agreement and the HB Service Credit Agreement.
     9.2 Applicable Law. This Amendment shall be governed by and construed in accordance with the internal laws and judicial decisions of the State of North Carolina.
     9.3 Counterparts; Execution. This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument. The exchange of copies of this Amendment and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Amendment and such copies may be used in lieu of the original Amendment for all purposes. Delivery of an executed counterpart of a signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Amendment.
     9.4 Expenses. Each of Swisher and HB Service, jointly and severally, agrees to pay on demand all reasonable out-of-pocket expenses incurred by the Bank in connection with the preparation, execution and delivery of this Amendment, including, without limitation, all reasonable attorneys’ fees.
     9.5 Further Assurances. Each of the Amendment Parties shall execute and deliver to the Bank such documents, certificates, and opinions as the Bank may reasonably request to effect the amendments contemplated by this Amendment and, with respect to the Swisher Credit Agreement, to continue the existence, perfection and first priority of the Bank’s security interests in the collateral securing the obligations under the Credit Documents (as defined in the Swisher Credit Agreement).
     9.6 Headings. The headings of this Amendment are for the purposes of reference only and shall not affect the construction of this Amendment.
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     IN WITNESS WHEREOF, the parties hereto have caused this Omnibus Amendment Agreement, Limited Consent and Waiver to be executed and delivered by their duly authorized officers all as of the date first above written.

SWISHER INTERNATIONAL, INC.

By:	/s/ Hugh H. Cooper
Name: Hugh H. Cooper
Title: Chief Financial Officer
[Signature Pages Continued on the Following Page]
Signature Page to Omnibus Amendment Agreement, Limited Consent and Waiver

WELLS FARGO BANK, NATIONAL ASSOCIATION
By:	/s/ Cavan J. Harris
Cavan J. Harris
Senior Vice President
[Signature Pages Continued on the Following Page]
Signature Page to Omnibus Amendment Agreement, Limited Consent and Waiver

SUBSIDIARY GUARANTORS:

SWISHER HYGIENE FRANCHISE CORP.
SWISHER PEST CONTROL CORP.
SWISHER MAIDS, INC.

By:	/s/ Hugh H. Cooper
Name: Hugh H. Cooper
Title: Chief Financial Officer

SHFC BUFFALO, LLC
SHFC MINNEAPOLIS, LLC
SHFC OKLAHOMA, LLC
SHFC OPERATIONS, LLC
SHFC ARIZONA, LLC
SHFC TEXAS, LLC

By:	/s/ Hugh H. Cooper

Name: Hugh H. Cooper
Title: Chief Financial Officer
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Signature Page to Omnibus Amendment Agreement, Limited Consent and Waiver

HB SERVICE AND ITS SUBSIDIARIES:

HB SERVICE, LLC

By:	/s/ Hugh H. Cooper
Name: Hugh H. Cooper
Title: Chief Financial Officer

SERVICE BALTIMORE, LLC SERVICE BEVERLY HILLS, LLC
SERVICE BIRMINGHAM, LLC
SERVICE CALIFORNIA, LLC
SERVICE CAROLINA, LLC
SERVICE CENTRAL FL, LLC
SERVICE CHARLOTTE LLC
SERVICE CHATTANOOGA, LLC
SERVICE CINCINNATI, LLC
SERVICE COLUMBIA, LLC
SERVICE COLUMBUS, LLC
SERVICE DC, LLC
SERVICE DENVER, LLC
SERVICE FCS, LLC
SERVICE FLORIDA, LLC
SERVICE FRESNO, LLC
SERVICE GAINESVILLE, LLC
SERVICE GOLD COAST, LLC
SERVICE GREENSBORO, LLC
SERVICE GREENVILLE, LLC
SERVICE GULF COAST, LLC
SERVICE HOUSTON, LLC
SERVICE INDIANAPOLIS, LLC
SERVICE LAS VEGAS, LLC
SERVICE LOUISVILLE, LLC
SERVICE MEMPHIS, LLC
SERVICE MIDATLANTIC, LLC
SERVICE MIDWEST, LLC
SERVICE NASHVILLE, LLC
SERVICE NEW ORLEANS, LLC
SERVICE NEW YORK, LLC

By:	/s/ Hugh H. Cooper

Name: Hugh H. Cooper
Title: Chief Financial Officer
Signature Page to Omnibus Amendment Agreement, Limited Consent and Waiver

SERVICE NORTH, LLC
SERVICE NORTH-CENTRAL, LLC
SERVICE OKLAHOMA CITY, LLC
SERVICE PHILADELPHIA, LLC
SERVICE PHOENIX, LLC
SERVICE RALEIGH, LLC
SERVICE SALT LAKE CITY, LLC
SERVICE SEATTLE, LLC
SERVICE SOUTH, LLC
SERVICE ST. LOUIS, LLC
SERVICE TALLAHASSEE, LLC
SERVICE TAMPA, LLC
SERVICE TRI-CITIES, LLC
SERVICE VIRGINIA, LLC
SERVICE WEST COAST, LLC

By:	/s/ Hugh H. Cooper Name: Hugh H. Cooper
Title: Chief Financial Officer
[Signature Pages Continued on the Following Page]
Signature Page to Omnibus Amendment Agreement, Limited Consent and Waiver

/s/ H. WAYNE HUIZENGA
H. WAYNE HUIZENGA
Signature Page to Omnibus Amendment Agreement, Limited Consent and Waiver

EXHIBIT A
SWISHER SPECIFIED EVENTS OF DEFAULT
1. The failure to deliver the financial statements and other documents required to be delivered by Swisher under Sections 5.1(a) and 5.1(d) of the Swisher Credit Agreement for the fiscal quarter ending September 30, 2010.
2. The failure of Swisher to comply with Sections 6.1, 6.2 and 6.3 of the Swisher Credit Agreement for the fiscal quarters ending September 30, 2010.

EXHIBIT B
HB SERVICE SPECIFIED EVENTS OF DEFAULT
1. The failure to deliver the financial statements and other documents required to be delivered by HB Service under Sections 5.1(a) and 5.1(d) of the HB Service Credit Agreement for the fiscal quarter ending September 30, 2010.
2. The failure of HB Service to comply with Section 6.1 of the HB Service Credit Agreement for the fiscal quarter ending September 30, 2010.